Exhibit 10.2
DEED OF INDEMNIFICATION
     DEED OF INDEMNIFICATION (this “Deed”) by and among Cooper Industries plc, an Irish public limited company (the “Company”), Cooper Industries, Ltd., a Bermuda company (“Cooper Ltd.”) and                                          (the “Indemnitee”).
     WHEREAS, Cooper Ltd. has effected a scheme of arrangement under Bermuda law (the “Scheme of Arrangement”) pursuant to which the holders of Class A common shares of Cooper Ltd. (other than subsidiaries of Cooper Ltd. that held Class A common shares) became shareholders of the Company, and Cooper Ltd. became a wholly owned subsidiary of the Company;
     WHEREAS, it is essential to the Company to retain and attract as executives and representatives the most capable persons available;
     WHEREAS, Indemnitee is an executive or representative of the Company, but is not a director or secretary of the Company;
     WHEREAS, the articles of association of the Company provide that the indemnification provided therein shall not be exclusive;
     WHEREAS, in recognition of the Indemnitee’s need for protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, the Company wishes to provide in this Deed for the indemnification of and the advancing of expenses to Indemnitee to the full extent permitted by law and as set forth in this Deed, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;
     NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, this DEED PROVIDES as follows:
     1. Certain Definitions:
     (a) Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company’s then outstanding Voting Securities without the prior approval of the Company’s Board of Directors, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by such Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger, consolidation or scheme of arrangement of the Company with any other corporation, other than a merger, consolidation or scheme of arrangement which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or scheme of arrangement, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets. For purposes of determining whether clause (ii) above has been complied with, the directors of Cooper Ltd. on the effective date of the Scheme of Arrangement shall be included in the determination of who the directors of the Company were during the relevant two year period until the second anniversary of the effective date of the Scheme of Arrangement.
     (b) Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.
     (c) Expenses: include attorneys’ (and other legal advisors’) fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal) or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event (including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing).
     (d) Judgments: include judgments, fines, penalties and amounts paid in settlement that are paid or payable in connection with any Claim relating to any Indemnifiable Event (including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing).
     (e) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was an executive or representative of the Company, or is or was serving at the request of the Company in accordance with the Company’s “Code of Ethics and Business Conduct,” as a director, secretary, trustee, executive, employee, agent or representative of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, employee benefit plan, trust or other enterprise, or prior to the Transaction Time (as defined in the Scheme of Arrangement) was a director, secretary, executive or representative of Cooper Ltd., or prior to the Transaction Time was serving at the request of Cooper Ltd. in accordance with Cooper Ltd.’s “Code of Ethics and Business Conduct,” as a director, secretary, trustee, executive, employee, agent or representative of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity, except for any actions by Indemnitee determined by a court to constitute fraud or dishonesty in the performance of his or her duties to the Company or, prior to the Transaction Time, to Cooper Ltd.
     (f) Reviewing Party: any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by such Board (including the special, independent counsel referred to in Section 3) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.
     (g) Voting Securities: any securities of the Company that vote generally in the election of directors.
     2. Scope of Indemnification
     (a) Indemnification of Judgments and Expenses. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law against any and all Expenses and Judgments arising from or relating to such Claim. Except as otherwise provided in Section 2(b), such indemnification shall be made as soon as practicable, but in any event not later than thirty (30) days, after written demand therefor is presented to the Company by or on behalf of the Indemnitee.
     (b) Indemnification and Advance Payment of Expenses. Any and all Expenses indemnifiable under Sections 2(a) and 2(c) shall, if so requested by the Indemnitee, be paid by the Company promptly as they are incurred by Indemnitee (any such payment of expenses by the Company is hereinafter referred to as an “Expense Advance”). Indemnitee shall be obligated, and hereby agrees, to repay the amount of Expenses so paid only to the extent that Indemnitee shall have been adjudged by the High Court of Ireland or the court in which such action or suit was brought to be liable for fraud or dishonesty in the performance of his or her duty to the Company or, prior to the Transaction Time, to Cooper Ltd. Indemnitee hereby further agrees to reasonably cooperate with the Company and Cooper Ltd. concerning any Claim.
     (c) Indemnification for Additional Expenses. The Company shall indemnify Indemnitee to the fullest extent permitted by law against any and all expenses (including attorneys’ and other legal advisors’ fees) that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification of Expenses or Judgments or advance payment of Expenses by Cooper Ltd. or the Company, whether under this Deed or under any other agreement, the Company’s articles of association, Cooper Ltd.’s Bye-laws, statute or rule of law now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policy or policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance Expense payment or insurance recovery, as the case may be.
     (d) Partial Indemnity. If Indemnitee is entitled under any provision of this Deed to indemnification by the Company for some or a portion of the Judgments and Expenses arising from or relating to a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
     (e) Indemnification of Successful Defense Expenses. Notwithstanding any other provision of this Deed, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified to the extent permitted by applicable law by the Company and by Cooper Ltd. against all Expenses incurred in connection therewith.
     3. Reviewing Party Determinations.
     (a) General Rules. The Reviewing Party, in its discretion, may review the rights of Indemnitee to indemnity payments under this Deed. Notwithstanding the provisions of Section 2, the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law; provided, however, that if Indemnitee has commenced, or thereafter commences, legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed) and any such determination by the Reviewing Party shall be modified, to the extent necessary, to conform to such final judicial determination.
     (b) Selection of Reviewing Party. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors of the Company as soon as practicable after notice of a claim for indemnification. If there has been such a Change in Control, the Reviewing Party shall be the special, independent counsel referred to in Section 4 hereof.
     (c) Judicial Review. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantially would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court having subject matter jurisdiction thereof seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company and Cooper Ltd. hereby consent to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company, Cooper Ltd. and Indemnitee.
     (d) Burden of Proof. In connection with any determination by the Reviewing Party pursuant to Section 3(a), or by a court of competent jurisdiction pursuant to Section 3(c) or otherwise, as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company and/or Cooper Ltd., as applicable, to establish by clear and convincing evidence that Indemnitee is not so entitled.
     4. Change in Control. The Company and Cooper Ltd. agree that if there is a Change in Control of the Company then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments under this Deed or under any other agreement, the Company’s articles of association, Cooper Ltd.’s Bye-laws, statute or rule of law now or hereafter in effect relating to Claims for Indemnifiable Events, the Company and Cooper Ltd. shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company, Cooper Ltd. or Indemnitee within the last five years (other than in connection with such matters). Such counsel, among other things, shall render its written opinion to the Company, Cooper Ltd. and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ and other legal advisors’ fees), claims, liabilities and damages arising out of or relating to this Deed or its engagement pursuant hereto.
     5. No Presumption. For purposes of this Deed, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee failed to meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.
     6. Non-exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may now or hereafter have to indemnification by the Company or Cooper Ltd. More specifically, the Parties intend that Indemnitee shall be entitled to indemnification to the maximum extent permitted by any or all of the following:
     (a) The fullest benefits provided by the Company’s articles of association and Cooper Ltd.’s Bye-laws in effect on the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit I;
     (b) The fullest benefits provided by the articles of association or their equivalent of the Company and the Bye-laws or their equivalent of Cooper Ltd. in effect at the time the Indemnifiable Event occurs or at the time Expenses are incurred by Indemnitee;
     (c) The fullest benefits allowable under Irish or Bermuda law, as applicable, in effect at the date hereof or as the same may be amended to the extent that such benefits are increased thereby;
     (d) The fullest benefits allowable under the law of the jurisdiction under which the Company exists at the time the Indemnifiable Event occurs or at the time Expenses are incurred by the Indemnitee; and
     (e) Such other benefits as are or may be otherwise available to Indemnitee pursuant to this Deed, any other agreement or otherwise.

     The parties intend that a combination of two or more of the benefits referred to in (a) through (e) shall be available to Indemnitee to the extent that the document or law providing for such benefits does not require that the benefits provided therein be exclusive of other benefits. The Company and Cooper Ltd. hereby undertake to use their best efforts to assist Indemnitee, in all proper and legal ways, to obtain all such benefits to which Indemnitee is entitled.
     7. Liability Insurance. The rights of the Indemnitee hereunder shall also be in addition to any other rights Indemnitee may now or hereafter have under policies of insurance maintained by the Company or otherwise. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company executive or representative. The Company shall seek to maintain insurance coverage in the amount of the present policy limits and with the present scope of coverage for so long as Indemnitee’s services are covered hereunder, provided and to the extent that such insurance is available on a basis acceptable to the Company. In the event that such insurance becomes unavailable in the amount of the present policy limits or in the present scope of coverage at premium costs and on other terms acceptable to the Company, then the Company may forego maintenance of all or a portion of such insurance coverage. However, in the event of any reduction in (or cancellation of) such insurance coverage (whether voluntary or involuntary), the Company shall, and hereby agrees to, stand as a self-insurer with respect to the coverage, or portion thereof, not retained, and shall, to the extent permitted by applicable law, indemnify the Indemnitee against any loss arising out of the reduction in or cancellation of such insurance coverage.
     8. Escrow Fund. As collateral security for its obligations hereunder (including specifically its indemnity obligations (other than Judgments) and other obligations pursuant to Sections 2, 6 and 7) and under similar agreements with other executives and representatives, in the event of a Change in Control, the Company shall dedicate and maintain, for a period of five years following the Change of Control, an escrow account in the aggregate of TEN MILLION DOLLARS (US$10,000,000) by depositing assets or bank letters of credit in escrow or reserving lines of credit that may be drawn down by an escrow agent in said amount (the “Escrow Reserve”). The Company shall promptly following establishment of the Escrow Reserve provide Indemnitee with a true and complete copy of the agreement relating to the establishment and operation of the Escrow Reserve, together with such additional documentation or information with respect to the Escrow Reserve as Indemnitee may from time to time reasonably request. The Company shall promptly following establishment of the Escrow Reserve deliver an executed copy of this Deed to the escrow agent for the Escrow Reserve to evidence to that agent that Indemnitee is a beneficiary of that Escrow Reserve and shall deliver to Indemnitee the escrow agent’s signed receipt evidencing that delivery.
     9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company, Cooper Ltd. or any of their respective affiliates against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company, Cooper Ltd. or any of their respective affiliates shall be extinguished and deemed released unless asserted by the timely filing of legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
     10. Amendments, Etc. No supplement, modification or amendment of this Deed shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Deed shall be deemed or shall constitute a waiver of any other provisions thereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     11. Subrogation. In the event of payment under this Deed, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
     12. No Duplication of Payments. The Company shall not be liable under this Deed to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Company’s articles of association, Cooper Ltd.’s Bye-laws or otherwise) of the amounts otherwise indemnifiable hereunder.
     13. Binding Effect, Etc. This Deed shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company or Cooper Ltd., as applicable, spouses, heirs, and personal and legal representatives. This Deed shall continue in effect regardless of whether Indemnitee continues to serve as an executive or representative of the Company or of any other enterprise at the Company’s request.
     14. Severability. The provisions of this Deed shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.
     15. Governing Law. This Deed shall be governed by and construed and enforced in accordance with the laws of Ireland applicable to contracts made and to be performed in Ireland without giving effect to the principles of conflicts of laws. For purposes of this Deed, the Indemnitee, Company and Cooper Ltd. submit to the non-exclusive jurisdiction of state and federal courts sitting in the city of Houston, Texas.
     16. Prior Agreements. This Deed shall supersede any prior indemnification agreements and/or arrangements between Cooper Ltd. and the Indemnitee.

     IN WITNESS of which this document has been executed and delivered as a deed this ___day of                     , 20___.

GIVEN UNDER THE COMMON SEAL OF COOPER INDUSTRIES PLC
by
Director

Director / Secretary

EXECUTED AND DELIVERED AS A DEED
by

the duly authorized representative of COOPER INDUSTRIES, LTD.	Name

Title

SIGNED, SEALED AND DELIVERED
by

INDEMNITEE	Name:

Title:

Witness:

Address:

Occupation:

Exhibit I
Extract of Indemnification provision from the Company’s Articles of Association and
Cooper Ltd.’s Bye-laws